EXHIBIT 23.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, Amendment 3, of our audit report dated February 3, 2015 relative to the financial statements of Rosewood Resources, Inc., as of October 31, 2014 and 2013 and for the year ended  October 31, 2014 and for the period from inception (June 17, 2013) through October 31, 2013.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel” in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

April 3, 2015